Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151063) of MercadoLibre, Inc., of our report dated November 18, 2008 relating to the Combined Financial Statements of DeRemate Operations as of and for the year ended December 31, 2007, which appears in the Current Report on Form 8-K/A of MercadoLibre, Inc., dated November 18, 2008.

Buenos Aires, Argentina

November 18, 2008

PRICE WATERHOUSE & CO. S.R.L.

By	/s/ Juan Carlos Grassi (Partner)
Juan Carlos Grassi